TERMINATION  AGREEMENT


Made as of the 17th day of July, 2006.

BETWEEN:

On4 Communications, Inc., a federally incorporated Canadian Company having an address for notice and delivery located at 135-11300 No. 5 Road, Richmond, BC, Canada

      (the "Seller")
OF THE FIRST PART
AND

Cimbix Corporation, a Company incorporated in the State of Washington having an address for notice and delivery located at #134, 9663 Santa Monica Blvd, Beverly Hills, California

	(the "Buyer")
	OF THE SECOND PART
WHEREAS:

A.	The Seller and Buyer entered into a Asset Purchase Agreement dated January 30, 2006; and

B.	The Seller and Buyer mutually agree to terminate the Asset
Purchase Agreement executed on January 30, 2006.

NOW, THEREFORE, in consideration of the premises and the conditions herein contain, the parties agree as follows:

The Seller and Buyer agree to terminate and abandon the Asset Purchase Agreement by mutual consent, thereby releasing each other from the Asset Purchase Agreement and releasing each other from any further liability towards this Agreement whatsoever.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

By Seller			By Buyer
On4 Communications Inc.		Cimbix Corporation


/s/ Cameron Robb                                           /s/ Robert Rosner

Cameron Robb, President	Robert Rosner, President